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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 14, 1998


                             CONTINUCARE CORPORATION
--------------------------------------------------------------------------------
                       REGISTRANT AS SPECIFIED IN CHARTER)


                                     FLORIDA
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


       0-21910                                           59-2716023
(COMMISSION FILE NUMBER)                      (IRS EMPLOYER IDENTIFICATION NO.)


     CONTINUCARE CORPORATION
     100 SOUTHEAST 2ND STREET, 36TH FLOOR
     MIAMI, FLORIDA                                       33131
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)              (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 350-7515


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On April 14, 1998, Continucare Corporation, a Florida corporation (the "Registrant"), through a wholly-owned subsidiary, CNU Acquisition Corp., acquired substantially all of the assets of SPI Managed Care, Inc., SPI Managed Care of Hillsborough County, Inc., SPI Managed Care of Broward, Inc., Broward Managed Care, Inc., each a Florida corporation (collectively, the "Companies") which are direct or indirect subsidiaries of First Medical Corporation and First Medical Group, Inc., each a Delaware corporation. The Companies are engaged in the business of providing administrative and health care services. The aggregate purchase was $6.75 million. The source of the consideration paid by the Registrant was from a portion of the net proceeds from the sale of 8% Convertible Subordinated Notes due 2002, sold on October 30, 1997.

         The foregoing summary is qualified in its entirety by a copy of the Agreement attached hereto as an exhibit.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) & (b) It is currently impractical to provide financial statements, pro forma or otherwise, required pursuant to Regulation S-K in connection with the acquisition identified in Item 2 above. This Report will be amended within 60 days from the date this Report is required to be filed to include such financial statement information.

         (c) Exhibits

         2.1   Asset Purchase Agreement, dated as of April 7, 1998, by and among
(i) SPI Managed Care, Inc., SPI Managed Care of Hillsborough County, Inc., SPI Managed Care of Broward, Inc., Broward Managed Care, Inc., each a Florida corporation (ii) First Medical Corporation, a Delaware corporation and First Medical Group, Inc., a Delaware corporation and (iii) CNU Acquisition Corporation, a Florida corporation.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             CONTINUCARE CORPORATION


Date:  April 24, 1998              By:  /s/ Charles M. Fernandez
                                         ------------------------------
                                         Charles M. Fernandez
                                         Chairman, Chief Executive Officer and
                                         President


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                                  EXHIBIT INDEX




2.1 Asset Purchase Agreement, dated as of April 7, 1998, by and among (i) SPI Managed Care, Inc., SPI Managed Care of Hillsborough County, Inc., SPI Managed Care of Broward, Inc., Broward Managed Care, Inc., each a Florida corporation
(ii) First Medical Corporation, a Delaware corporation and First Medical Group, Inc., a Delaware corporation and (iii) CNU Acquisition Corporation, a Florida corporation.